Exhibit 10.32

AMENDED AND RESTATED SECURITY AGREEMENT

This AMENDED AND RESTATED SECURITY AGREEMENT (“Agreement”), entered into as of September 26, 2018, among GREENBRIER LEASING COMPANY LLC, an Oregon limited liability company (the “Debtor”), in favor of BANK OF AMERICA, N.A., as Administrative Agent for its benefit and the benefit of the other holders of the Secured Obligations (as defined below) (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”).

RECITALS

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, refinanced or otherwise modified from time to time, the “Credit Agreement”) among the Debtor, the Lenders identified therein and the Administrative Agent, it is a condition precedent to each Lender’s obligation to make its initial Credit Extension under the Credit Agreement that the Debtor enter into this Agreement and grant to the Administrative Agent, for itself and for the ratable benefit of the holders of the Secured Obligations the security interests hereinafter provided to secure the obligations of the Debtor described below.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. All capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Account Debtor” means any Person who is or who may become obligated to the Debtor under, with respect to or on account of an Account or other Right to Payment in all cases only to the extent constituting Collateral.

“Administrative Agent” has the meaning set forth in the introductory paragraph hereto.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Collateral” has the meaning assigned to such term in Section 2(a).

“Common Collateral” has the meaning assigned to such term in the applicable Intercreditor Agreement.

“Copyrights” means any and all rights in any works of authorship, including (i) copyrights and moral rights, (ii) copyright registrations and recordings thereof and all applications in connection therewith, (iii) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof, and (v) all of the Debtor’s rights corresponding thereto throughout the world.

“Credit Agreement” has the meaning set forth in the preamble hereto.

“Debtor” has the meaning set forth in the introductory paragraph hereto.

“Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, customer lists, URLs and domain names, specifications, catalogs, literature, and any other proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

“Lease” means any agreement (as such agreement may be amended or otherwise modified from time to time, and including as supplemented by the terms of applicable schedules or similar contractual mechanisms) pursuant to which the Debtor leases Pledged Railcar(s) to a Lessee.

“Lessee” any Person who leases Pledged Railcars from the Debtor.

“Patents” means patents and patent applications, including (i) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iii) the right to sue for past, present, and future infringements thereof, and (iv) all of the Debtor’s rights corresponding thereto throughout the world.

“Permitted Liens” means each of the Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

“Pledged Railcars” means those certain railcars owned by the Debtor and identified by the “reporting mark” (including the “road number”) and the lease number on Schedule 2 (as such Schedule 2 may hereafter be amended (or deemed amended) from time to time pursuant to Section 2(f) hereof).

“Rights to Payment” means, solely to the extent constituting Collateral, all Accounts, and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Chattel Paper, Documents, General Intangibles, Payment Intangibles, Instruments and Proceeds in all cases, with respect to any assets described in this definition, solely to the extent constituting Collateral.

“Security Interest” shall have the meaning assigned to such term in Section 2(a).

“Secured Obligations” means, without duplication, all Obligations.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (A) all renewals thereof, (B) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (C) the right to sue for past, present and future infringements and dilutions thereof, (D) the goodwill of the Debtor’s business symbolized by the foregoing or connected therewith, and (E) all of the Debtor’s rights corresponding thereto throughout the world.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(c) Terms Defined in UCC. Terms used in this Agreement that are defined in the UCC have the meanings given to them in the UCC, including the following which are capitalized herein: Account, Chattel Paper, Commercial Tort Claim, Document, Electronic Chattel Paper, Equipment, General Intangible, Instrument, Inventory, Investment Property, Payment Intangible, Proceeds and Products.

(d) Interpretation. The rules of construction and interpretation specified in Section 1.02 of the Credit Agreement also apply to this Agreement and are incorporated herein by this reference.

2. Security Interest.

(a) Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Debtor hereby grants, assigns and pledges to the Administrative Agent, for the ratable benefit of the Administrative Agent and the other holders of Secured Obligations, a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i) all Pledged Railcars;

(ii) all Accounts to the extent arising from and pertaining to the sale, lease, license, exchange, or other disposition of the Pledged Railcars;

(iii) all Chattel Paper to the extent arising from and pertaining to the sale, lease, license, exchange, or other disposition of the Pledged Railcars;

(iv) all Documents to the extent that they evidence rights in any of the Pledged Railcars or any other Collateral;

(v) all Instruments to the extent arising from and pertaining to the sale, lease, license, exchange or other disposition of the Pledged Railcars or to the extent evidencing rights in any of the Pledged Railcars or any other Collateral;

(vi) (A) all Leases of the Pledged Railcars and (B) all General Intangibles (other than the Leases) to the extent arising from and pertaining to the sale, lease, license, exchange, or other disposition of the Pledged Railcars or to the extent that such General Intangible evidences rights in any of the Pledged Railcars or any other Collateral;

(vii) all Commercial Tort Claims, if any, to the extent arising from or relating to any of the Pledged Railcars or any other Collateral;

(viii) all books and records to the extent pertaining to the assets and properties described in this Section 2(a); and

(ix) to the extent not otherwise included, all Proceeds and Accessions of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the Collateral shall not include (a) Intellectual Property, except to the extent constituting Collateral pursuant to Section 2(a)(ix) above, (b) Equity Interests, except to the extent constituting Collateral as identifiable Proceeds of other Collateral pursuant to Section 2(a)(ix) above, except that Collateral shall not include voting Equity Interests of any CFC or Foreign Subsidiary to the extent that such Equity Interests represent more than 65% of the outstanding voting Equity Interests of such CFC or Foreign Subsidiary, (c) if a Lease is a “master lease” that contains more than one lease schedule of leased railcars, the rights under any schedule(s) to such “master lease” that do not expressly pertain to any Pledged Railcars or (d) any rights or interest in or under any contract, lease, permit, license, or license agreement (or in any assets subject thereto) (in each case excluding the Leases and the Pledged Railcars), if under the terms of such contract, lease, license, permit or agreement, or applicable Law with respect thereto, the granting of a security interest therein in the manner contemplated by the Loan Documents is prohibited, or in any assets to the extent that a grant of a security interest therein would violate applicable Law or require a consent not obtained from a Governmental Authority (except in each case described in this clause (d) (i) where such prohibition has been waived or the consent of the other party to such contract, lease, permit, license or agreement or Governmental Authority has been obtained or (ii) to the extent that an otherwise applicable prohibition on such grant is rendered ineffective by the Uniform Commercial Code or other applicable Laws).

Further, despite having a lien and security interest in all Leases of the Pledged Railcars, the Administrative Agent agrees, in enforcing rights and remedies pursuant to this Agreement, to take action with respect to such Leases only with respect to the Pledged Railcars subject to any such Lease, to the extent feasible.

(b) Debtor Remains Liable. Anything herein to the contrary notwithstanding, (i) the Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of the rights hereunder shall not release the Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) neither the Administrative Agent nor any other holder of Secured Obligations shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other holder of Secured Obligations be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c) Continuing Security Interest. The Debtor acknowledges and agrees that the Security Interest in the Collateral constitutes continuing collateral security for all of the Secured Obligations which shall remain in effect until released or terminated in accordance with Section 24.

(d) Transactions in the Ordinary Course. The Administrative Agent acknowledges and agrees that any buyer of Equipment in the ordinary course of the Debtor’s business takes free of the Administrative Agent’s Security Interest and that the Debtor may lease, rent or hire Pledged Railcars to Lessees in the usual and ordinary course of the Debtor’s business. Without in any way limiting the generality of the preceding sentence, the Administrative Agent agrees that, except as to security interests specifically granted by TTX Company, its successors or assigns (“TTX”) or any other buyer, to the Debtor and its assigns, all railcars sold by the Debtor in the ordinary course of the Debtor’s business and purchased in the ordinary course of business by TTX or any other buyer pursuant to a manufacturing agreement or otherwise, (whether or not such instruments are recorded with the United States Surface Transportation Board) shall not, following the delivery of such cars, be subject to any security interest in favor of the Administrative Agent other than with respect to Proceeds of such sale.

Leases may provide that the Lessee, subject to the provisions of such Lease, shall be entitled to the quiet possession and use of the Pledged Railcars covered thereby, notwithstanding the occurrence of any Event of Default, so long as such Lessee shall not be in default under the applicable Lease. The Administrative Agent shall, at the Lessee’s request, execute and deliver an agreement which shall permit the Lessee to continue such Lease in effect and to quiet possession of the subject Pledged Railcars, notwithstanding the occurrence of any Event of Default, so long as such Lessee shall not be in default under the applicable Lease. Such agreement shall be in form and substance approved by the Administrative Agent, which approval shall not be unreasonably withheld.

(e) Collateral Assignment of Leases. In furtherance of the foregoing, the Debtor hereby grants to the Administrative Agent, for the ratable benefit of the Administrative Agent and the other holders of Secured Obligations, a security interest in all of the Debtor’s interest the Leases, including without limitation, (i) all rights of the Debtor to receive rents and other sums due and to become due under or pursuant to such Leases to the extent pertaining to Pledged Railcars, (ii) all rights of the Debtor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such Leases to the extent pertaining to Pledged Railcars, (iii) claims of the Debtor for damages arising out of or for breach of or default under such Leases, and (iv) the rights of the Debtor to terminate such Leases, to perform thereunder and to compel performance and otherwise exercise all rights and remedies thereunder. Upon the occurrence and during the continuance of an Event of Default (but not prior to such time), the Administrative Agent shall be entitled to exercise any and all rights of the Debtor under the Leases (including the rights described in this Section 2(e)). Except as provided in the second paragraph of Section 2(d) hereof, the Administrative Agent shall not be obligated to perform any duty, covenant or condition required to be performed by Debtor pursuant to any Lease.

(f) Pledged Railcars; Schedule 2. From time to time in accordance with the Credit Agreement, the Debtor may dispose of or exchange Pledged Railcars (whether voluntarily or involuntarily through casualty or condemnation events) and/or pledge additional railcars to secure the Secured Obligations. Schedule 2 may be updated by the Debtor and the Administrative Agent from time to time (and without requirement of approval of any Lender) to reflect such additions or removal of Pledged Railcars, and in any event shall be deemed to be automatically updated to reflect such changes to the list Pledged Railcars as are recorded by the Administrative Agent under the terms of the Loan Documents with the United States Surface Transportation Board to the extent such recordations are executed or otherwise authorized by the Debtor.

3. Financing Statements, Etc. The Debtor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements and amendments thereto against the Collateral describing specific items of Collateral and that contain any other information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including whether the Debtor is an organization, Debtor’s chief executive office and chief place of business, the type of organization and any organizational identification number issued to the Debtor. The Debtor agrees to provide such information to the Administrative Agent promptly upon request. The Debtor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto covering the Collateral if filed prior to the date hereof.

4. Representations and Warranties. In addition to the representations and warranties of the Debtor set forth in the Credit Agreement, which are incorporated herein by this reference, the Debtor represents and warrants to the Administrative Agent that:

(a) Chief Executive Office; Legal Name; State of Organization. As of the Closing Date, the Debtor’s chief executive office is (and for the prior four months has been) located at the location set forth in Part (a) of Schedule 4(a) hereto, and the Debtor’s books and records are consolidated at such location. The Debtor may also maintain local books and records at the operating locations identified on Schedule 4(b) hereto. As of the Closing Date, the Debtor’s exact organizational name, the jurisdiction of its organization (each as they have been for the prior four months), its Federal Taxpayer Identification Number and the identification number given by its jurisdiction of organization is set forth in Part (b) of Schedule 4(a) hereto. The Debtor has not in the five years prior to the Closing Date changed its name, state of formation, been party to a merger, consolidation or other change in structure or used any trade name not disclosed in Part (c) of Schedule 4(a) hereto.

(b) Location of Tangible Collateral. As of the Closing Date, other than with respect to Collateral that is (i) in transit between one or more locations of Debtor, (ii) is in transit between the Debtor and a customer or on lease to a customer, or being used by railroads on an hourly and/or mileage basis, in each case, in the ordinary course of business, (iii) is being transported to or from, or is in the possession of or under the control of, a bailee, warehouseman, repair station, mechanic, or similar Person, for purposes of repair in the ordinary course of business, or (iv) is at any third party location where Collateral with a net book value of $1,000,000 or less is located, the location of all tangible (other than Collateral in the possession of the Administrative Agent) Collateral owned by the Debtor is as shown in Schedule 4(b) hereto (as updated from time to time by the Debtor upon written notice to the Administrative Agent and without the need for consent by the Administrative Agent or the Lenders).

(c) Validity of Security Interest. The Security Interest constitutes (i) a legal and valid security interest which is enforceable (except as enforcement thereof may be limited by applicable Debtor Relief Laws and by general principles of equity) against the Collateral in which the Debtor now has rights and will create a security interest which is enforceable (except as enforcement thereof may be limited by applicable Debtor Relief Laws and general principles of equity) against the Collateral in which the Debtor hereafter acquires rights at the time the Debtor acquires any such rights; and (ii) when properly perfected by the filing of a UCC financing statement in the jurisdiction of organization of Debtor or by filings with the United States Surface Transportation Board or otherwise, the Security Interest shall constitute a valid perfected security interest in the Collateral, in which the Debtor now has rights, and the Administrative Agent will have a perfected security interest in the Collateral in which the Debtor hereafter acquires rights, at the time the Debtor acquires any such rights, in each case under this clause (ii), to the extent that a security interest may be perfected by filing of a UCC financing statement in the jurisdiction of organization of Debtor or by filings with the United States Surface Transportation Board or otherwise, in each case securing the payment and performance of the Secured Obligations. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the parties hereto acknowledge and agree that no representation is made herein or in any other Loan Document with respect to the creation or perfection of the Security Interest with respect to the Laws of Mexico.

(d) Absence of Other Liens. Except with respect to any Permitted Lien, the Debtor has not filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable Laws covering any Collateral (other than Liens in favor of the Debtor in its capacity as a lessor or secured party) or (ii) any assignment in which the Debtor assigns any Collateral or the Debtor grants an interest pursuant to any security agreement or similar instrument covering any Collateral with any Governmental Authority (other than Liens in favor of the Debtor in its capacity as a lessor or secured party), which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect.

(e) Pledged Railcars; Leases. As of the Closing Date, the “reporting mark” (including the “road number”) for each Pledged Railcar and the lease number for each of the Leases of the Pledged Railcars are identified on Schedule 2.

5. Covenants. In addition to the covenants of the Debtor set forth in the Credit Agreement, which are incorporated herein by this reference, so long as any Lender shall have any Commitment under the Credit Agreement, or any of the Secured Obligations shall remain unpaid or unsatisfied, the Debtor shall:

(a) Change of Name, Identity or Structure. Promptly notify the Administrative Agent in writing of any change (i) in its corporate or organization name, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains any material books or records relating to the Collateral, (iii) in its identity, type of organization, or jurisdiction of incorporation or organization or (iv) in its Federal Taxpayer Identification Number or other identification number given by its jurisdiction of incorporation or organization, and not to effect or permit any change referred to in clauses (i) through (iv) unless the Debtor has first provided the Administrative Agent with at least 10 days prior written notice of such change.

(b) Location of Collateral. Promptly notify the Administrative Agent in writing of any change in the location of any office or facility at which Collateral owned by it with a book value in excess of $1,000,000 is located. Such notification shall not be required pursuant to this Section 5(b) for Collateral that (A) is in transit between one or more locations of the Debtor, (B) is in transit between the Debtor and a customer, or on lease to a customer, or being used by railroads on an hourly and/or mileage basis, in each case, in the ordinary course of business, (C) is being transported to or from, or is in the possession of or under the control of, a bailee, warehouseman, repair station, mechanic, or similar Person, in each case for purposes of repair in the ordinary course of business or (D) is moved to a location identified on Schedule 4(b) hereto (as updated from time to time by the Debtor upon written notice to the Administrative Agent and without the need for consent by the Administrative Agent or the Lenders).

(c) Leased Premises. Upon the request of the Administrative Agent, use commercially reasonable efforts to obtain from each Person from whom the Debtor leases any office or facility at which Collateral with a book value in excess of $1,000,000 is at any time present such subordination, waiver, consent and estoppel agreements as the Administrative Agent may reasonably require, in form and substance reasonably satisfactory to the Administrative Agent.

(d) Rights to Payment.

(i) Upon the request of the Administrative Agent, promptly provide the Administrative Agent with: (A) master customer listings relating to Pledged Railcars, including all names and addresses, together with copies or originals (as requested by the Administrative Agent) of documents, customer statements, repayment histories and present status reports relating to the Accounts constituting Collateral; (B) accurate records and summaries of Accounts constituting Collateral, including detailed agings specifying the name, face value and date of each invoice, and listings of Accounts constituting Collateral that are disputed or have been cancelled; and (C) such other matters and information relating to the Accounts constituting Collateral as the Administrative Agent shall from time to time reasonably request;

(ii) Other than Accounts the aggregate value of which does not at any one time exceed $5,000,000, if any Accounts that are Collateral arise from contracts with the United States or any department, agency or instrumentality thereof, promptly (but in any event within 30 Business Days) notify the Administrative Agent thereof and, upon the request of the Administrative Agent, execute any documents and instruments and take any other steps reasonably requested by the Administrative Agent in order that all monies due and to become due there-under shall be assigned to the Administrative Agent and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act;

(iii) If at any time the Debtor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account that is Collateral or other Right to Payment, upon the request of Administrative Agent with respect to property having a value in excess of $2,000,000 the Debtor shall promptly (but in any event within 30 Business Days) execute and deliver assignments of such security interest to the Administrative Agent, which assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest;

(iv) Upon the request of the Administrative Agent, mark the Accounts that are Collateral and other Rights to Payment and all of the Debtor’s books and records pertaining thereto with such legends as the Administrative Agent shall reasonably specify to reference to the fact that the Accounts that are Collateral and other Rights to Payment have been collaterally assigned to the Administrative Agent for the benefit of the holders of Secured Obligations and that the Administrative Agent has a security interest therein;

(v) Upon the request of the Administrative Agent upon the occurrence and during the continuance of an Event of Default, (A) notify all or any designated portion of the Account Debtors with respect to Accounts that are Collateral of the Security Interest and (B) notify the Account Debtors with respect to Accounts that are Collateral or any designated portion thereof with respect to Accounts that are Collateral that payment shall be made directly to the Administrative Agent or to such other Person or location as the Administrative Agent shall specify; and

(vi) Upon the occurrence, and during the continuance, of any Event of Default, establish such lockbox or similar arrangements for the payment of the Accounts with respect to Accounts that are Collateral and other Rights to Payment with respect to Accounts that are Collateral as the Administrative Agent shall require.

(e) Collateral Held by Bailee, Etc. Upon the request of the Administrative Agent, if any Collateral is at any time in the possession or control of a warehouseman, bailee or any agent or processor of the Debtor (other than (i) Collateral in possession of such Persons for purposes of repair in the ordinary course of business, (ii) Collateral that (A) is in transit between one or more locations of the Debtor, or (B) is in transit between a Debtor and a customer or on lease to a customer, or being used by railroads on an hourly and/or mileage basis, in each case, in the ordinary course of business or (iii) other Collateral located at any location where Collateral with a net book value of $1,000,000 or less is located), (x) promptly (but in any event within 30 Business Days) notify the Administrative Agent of such possession (it being understood that disclosure on Schedule 4(b) hereto shall satisfy this notification requirement), (y) upon request by the Administrative Agent, notify such Person of the Security Interest and (z) upon request by the Administrative Agent, use commercially reasonable efforts to obtain a written acknowledgment from such Person that it is holding such Collateral subject to the Security Interest and the instructions of the Administrative Agent.

(f) Notices, Reports and Information. (i) upon the reasonable request of the Administrative Agent promptly provide to the Administrative Agent such statements, listings and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail and (ii) upon the reasonable request of the Administrative Agent make such demands and requests for information and reports as the Debtor is entitled to make in respect of the Collateral.

6. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in the Collateral, the Debtor agrees, in each case at its own expense, to take the following actions with respect to the following Collateral:

(a) Instruments. Upon the request of the Administrative Agent, promptly (but in any event within 10 Business Days) deliver any Instruments that are Collateral having an aggregate value or face amount of $250,000 or more held by the Debtor appropriately endorsed or accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may reasonably from time to time specify.

(b) Electronic Chattel Paper and Transferable Records. Promptly (but in any event within 20 days) following the request of the Administrative Agent, take such action as the Administrative Agent may reasonably request as are reasonably necessary to vest in the Administrative Agent (i) control of any Electronic Chattel Paper that is Collateral of the Debtor under Section 9A-105 the UCC; and (ii) control of any “transferable record” of the Debtor under and as defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or, as the case may be, Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, as so in effect in the relevant jurisdiction, in each case, to the extent that the aggregate value or face amount of such Electronic Chattel Paper that is Collateral equals or exceeds $250,000.

(c) Commercial Tort Claims. If the Debtor obtains Commercial Tort Claims that are Collateral having a value, or involving an asserted claim, in the amount of $250,000 or more, promptly (but in any event within 15 days) following the request of the Administrative Agent, provide the Administrative Agent with a summary description of each Commercial Tort Claim that is Collateral held by the Debtor and, if requested by Administrative Agent, promptly (and in any event within 10 days) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be reasonably required by the Administrative Agent, the UCC or any other applicable requirement of Law, to grant to the Administrative Agent a security interest in such Commercial Tort Claim that is Collateral and in the Proceeds thereof.

7. Further Assurances. The Debtor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies of the Administrative Agent hereunder, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount in excess of $250,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Document, Instrument or Chattel Paper, such Document, Instrument or Chattel Paper shall, upon the request of the Administrative Agent, be promptly (but in any event within 30 days after such request) delivered to the Administrative Agent, appropriately endorsed or accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent reasonably may from time to time specify. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the parties hereto acknowledge and agree that the Debtor shall not be required to take any action under the Laws of Mexico with respect to the creation or perfection of the Security Interest.

8. Collection of Rights to Payment. At the request of the Administrative Agent, upon the occurrence and during the continuation of any Event of Default, all remittances on account of Collateral received by the Debtor shall be held in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remitted to the Administrative Agent or deposited to an account with the Administrative Agent in the form received (appropriately endorsed or accompanied by necessary instruments of transfer).

9. Rights of Administrative Agent.

(a) Power of Attorney. The Debtor hereby appoints the Administrative Agent the attorney-in-fact of the Debtor, effective upon the occurrence and during the continuance of an Event of Default, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and after notice has been provided to the Debtor, with full power of substitution either in the Administrative Agent’s name or in the name of the Debtor:

(i) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security constituting Collateral and collect any Proceeds of any Collateral;

(ii) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors in each case relating to any of the Collateral;

(iii) notify the Postal Services authorities to change the address for delivery of mail addressed to such Debtor to such address as the Administrative Agent may designate and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;

(iv) receive, open and dispose of all mail addressed to the Debtor to the extent relating to the Collateral;

(v) send requests for verification of Rights to Payment to any Account Debtors;

(vi) notify, or to require the Debtor to notify, Account Debtors to make all payments in respect of Collateral directly to the Administrative Agent;

(vii) except as otherwise provided in the Credit Agreement, assert, adjust, sue for, compromise or release any claims under any policies of insurance relating to Collateral;

(viii) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Administrative Agent;

(ix) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Administrative Agent may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Administrative Agent with respect to the Collateral;

(x) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral; and

(xi) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Debtor, which the Administrative Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Administrative Agent’s security interest therein and to accomplish the purposes of this Agreement.

The foregoing power of attorney is coupled with an interest and irrevocable so long as any Lender shall have any Commitment under the Credit Agreement or any of the Secured Obligations shall remain unpaid or unsatisfied. The Debtor hereby ratifies, to the fullest extent permitted by applicable Laws, all that the Administrative Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this subsection (a). The failure of Administrative Agent to provide notice of an Event of Default shall not prevent the Administrative Agent from exercising the power of attorney granted above, or invalidate any actions taken thereunder.

(b) Performance of Debtor Obligations. If Debtor fails to perform any agreement contained herein, the Administrative Agent may perform or pay any obligation which the Debtor has agreed to perform or pay under or in connection with this Agreement, and the Debtor shall reimburse the Administrative Agent on demand for any reasonable amounts paid by the Administrative Agent pursuant to this subsection (b).

(c) Administrative Agent’s Duties. Notwithstanding any provision contained in this Agreement, the Administrative Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so.

10. Events of Default. The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an event of default hereunder (an “Event of Default”).

11. Remedies.

(a) General Remedies. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable Laws. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Debtor agrees that the Administrative Agent may, subject to the rights of Lessees of Pledged Railcars to quiet possession as contemplated by Section 2(d) of this Agreement:

(i) require the Debtor to assemble all or any part of the Collateral and make it available to the Administrative Agent at any place and time designated by the Administrative Agent;

(ii) peaceably and without notice enter any premises of the Debtor, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises or elsewhere, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Administrative Agent may determine;

(iii) secure the appointment of a receiver of the Collateral or any part thereof to the extent and in the manner provided by applicable Laws; and

(iv) sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Debtor’s assets, without charge or liability to the Administrative Agent therefor) at public or private sale or at any broker’s board or on any securities exchange, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Administrative Agent deems advisable; provided, however, that the Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Administrative Agent.

(b) Sale of Collateral. Each purchaser at any sale pursuant to this Agreement shall, subject only to the rights of Lessees of Pledged Railcars to quiet possession as contemplated by Section 2(d) of this Agreement, hold the property sold absolutely, free from any claim or right on the part of the Debtor, and the Debtor hereby waives against such purchaser, to the fullest extent permitted by applicable Laws, all rights of redemption, stay and appraisal which the Debtor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Neither the Administrative Agent’s compliance with the UCC or any other applicable requirement of Law, in the conduct of any sale made pursuant to this Agreement, nor its disclaimer of any warranties relating to the Collateral, shall be considered to adversely affect the commercial reasonableness of such sale. The Administrative Agent shall give the Debtor 10 days’ written notice (which the Debtor agrees is reasonable notice within the meaning of Section 9-612 of the UCC) of the Administrative Agent’s intention to make any sale of Collateral. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. To the fullest extent permitted by applicable Laws, the Administrative Agent or any other holder of Secured Obligations may bid for or purchase the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Administrative Agent or such holder of Secured Obligations from the Debtor as a credit against the purchase price and the Administrative Agent or such holder of Secured Obligations may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Debtor therefor. To the fullest extent permitted by applicable Laws, any sale pursuant to the provisions of this subsection (b) shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC.

(c) License. For the purpose of enabling the Administrative Agent to exercise its rights and remedies under this Section or otherwise in connection with this Agreement, the Debtor hereby grants to the Administrative Agent a non-exclusive license (exercisable without payment of royalty or other compensation to the Debtor) to use, license or sub-license any of the Collateral now owned or hereafter acquired by the Debtor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Administrative Agent shall be exercised, at the option of the Administrative Agent, solely upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Debtor notwithstanding any subsequent cure of such Event of Default.

(d) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, at its option, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the “Proceeds Account”) created and maintained by the Administrative Agent for such purpose until such time as the Administrative Agent may elect to apply such proceeds to the Secured Obligations, and the Debtor agrees that such retention of such proceeds by the Administrative Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any reasonable manner elected by the Administrative Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable Laws. The Debtor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, the Debtor shall not have any right of withdrawal with respect to such funds. Accordingly, the Debtor irrevocably waives until the termination of this Agreement and the Security Interest in accordance with Section 24 the right to make any withdrawal from the Proceeds Account and the right to instruct the Administrative Agent to honor drafts against the Proceeds Account.

(e) Retention of Collateral. In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, and subject to the rights of Lessees of Pledged Railcars to quiet possession as contemplated by Section 2(d) of this Agreement, accept or retain the Collateral or any part thereof in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f) Duty of Care. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property. Neither the Administrative Agent nor any of its Related Parties shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

(g) Application of Proceeds. Subject to subsection (d) above, the cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied as provided in the Credit Agreement.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. The Debtor shall remain liable to the Administrative Agent and the holders of Secured Obligations for any deficiency which exists after any sale or other disposition or collection of Collateral.

12. Certain Waivers. The Debtor waives, to the fullest extent permitted by applicable Laws, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (b) any right to require the Administrative Agent (i) to proceed against any Person, (ii) to exhaust any other collateral or security for any of the Secured Obligations, (iii) to pursue any remedy in the Administrative Agent’s power, or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (c) all claims, damages, and demands against the Administrative Agent arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral, other than arising from a breach of this Agreement.

13. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.

14. No Waiver; Cumulative Remedies. No failure by the Administrative Agent or any holder of Secured Obligations to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Administrative Agent and the holders of Secured Obligations. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

15. Costs and Expenses; Indemnification; Other Charges. The terms of Section 10.04 of the Credit Agreement with respect to costs and expenses and indemnification are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

16. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and, except that the Debtor may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent (and any attempted assignment or transfer by the Debtor without such consent shall be null and void).

17. Governing Law; Jurisdiction, Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE HOLDERS OF SECURED OBLIGATIONS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) SUBMISSION TO JURISDICTION. EACH OF THE DEBTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR

PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE DEBTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. THE DEBTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

(c) WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

18. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Debtor therefrom, shall be effective unless in writing signed by the Administrative Agent and the Debtor, subject to any consent required in accordance with Section 10.01 of the Credit Agreement, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Loan under the Credit Agreement shall not be construed as a waiver of any Default under the Credit Agreement.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. Integration. This Agreement, together with the other Loan Documents, comprises the complete, final and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.

21. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

22. Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Article X thereof, such provisions are incorporated herein by this reference.

23. No Inconsistent Requirements. The Debtor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

24. Termination. This Agreement and the Security Interest shall terminate when all of the Obligations (as defined in the Credit Agreement) shall have been paid in full (other than (i) contingent indemnification obligations and (ii) obligations in connection with Secured Hedge Agreements as to which arrangements satisfactory to the applicable counterparty to such Secured Hedge Agreement shall have been made) in accordance with the terms of the Credit Agreement and the Commitments have been terminated; provided, however, that the obligations of the Debtor under Section 15 shall survive such termination. In addition, the Security Interest herein shall be deemed to be released automatically as to any Collateral upon the sale, transfer or other disposition of all of such Debtor’s ownership in such Collateral pursuant to a Disposition permitted by the Credit Agreement or any other Loan Document (it being understood and agreed, for the avoidance of doubt, that (A) sales of Pledged Railcars in the ordinary course of business are transactions expressly permitted under the Loan Documents and that the Administrative Agent’s Security Interest and Liens in any such Pledged Railcars (but not the Proceeds thereof) shall be automatically released in connection with any such sale of any such Pledged Railcars in the ordinary course of business, (B) upon the sale of all Pledged Railcars subject to a Lease pursuant to a Disposition permitted by the Credit Agreement or any other Loan Document, the Administrative Agent’s Security Interest and Liens in such Lease shall be automatically released and (C) upon the sale of a Lease and all Pledged Railcars subject to such Lease pursuant to a Disposition permitted by the Credit Agreement or any other Loan Document, the Administrative Agent’s Security Interest and Liens in such Pledged Railcars and such Lease (but not the Proceeds thereof) shall be automatically released) or any other Loan Document, and in each instance, the Administrative Agent shall promptly upon written request from the Debtor take all necessary action to document the full and final release of such Debtor or Collateral, as applicable, under this Agreement. The automatic release described in the immediately preceding sentence shall not apply in connection with Dispositions by the Borrower to the Parent and the Parent’s other Subsidiaries during the continuance of an Event of Default that has resulted in an acceleration of the Obligations which has not been rescinded. The Administrative Agent agrees to release its Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrower of all of the Obligations or (ii) constituting property that is sold or disposed of in a transaction permitted by the Credit Agreement or any other Loan Document if a release is required or desirable in connection therewith and if the Borrower certifies to the Administrative Agent that such sale or disposition is so permitted.

25. Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

26. Intercreditor Agreements. This Agreement (and the Security Interest in the Common Collateral granted hereunder) is subject to any Intercreditor Agreement from time to time in effect. In the event of any conflict between the terms of this Agreement and the any Intercreditor Agreement with respect to any Common Collateral, the terms of such Intercreditor Agreement shall control. So long as any Person is acting as bailee and as agent for perfection on behalf of the Administrative Agent pursuant to the terms of any Intercreditor Agreement, any obligation of the Debtor in this Agreement that requires delivery of Common Collateral to, or the possession or control of Common Collateral with, the Administrative Agent shall be deemed complied with and satisfied if such delivery of Collateral is made to, or such possession or control of Common Collateral is with, such Person on same terms this Agreement would have otherwise required rendering of performance to the Administrative Agent.

[SIGNATURES SET FORTH ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GREENBRIER LEASING COMPANY LLC, an Oregon limited liability company, as Debtor

By:	/s/ Justin Roberts
Name: Justin Roberts
Title: Vice President

AMENDED AND RESTATED SECURITY AGREEMENT

GREENBRIER LEASING COMPANY LLC

BANK OF AMERICA, N.A., as Administrative Agent

By	/s/ Anthea Del Bianco
Name: Anthea Del Bianco
Title: Vice President

AMENDED AND RESTATED SECURITY AGREEMENT

GREENBRIER LEASING COMPANY LLC